Exhibit 99.1

Contact:

Brian E. Powers, Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

January 11, 2022

FOR IMMEDIATE RELEASE

Crawford United Corporation Acquires Reverso Pumps and Separ of the Americas

CLEVELAND, OH, January 11, 2022 - Crawford United Corporation (OTC: CRAWA) today announced the purchase of Reverso Pumps and Separ Filter of the Americas effective January 10, 2022. Both companies are located in Davie, Florida.

Reverso Pumps manufactures oil change systems, fuel and oil transfer pumps, fuel primers, fuel polishing systems and automatic outboard engine flushing systems used in marine, defense, power generation, and data storage applications.

Separ of the Americas is the exclusive North and South American distributor of the German-engineered Separ diesel fuel filtration products manufactured by the Willibrord Lösing Filtertechnik Company in Hattingen, Germany. These filtration systems are used in marine, defense, power generation, and agricultural applications.

“Reverso and Separ are strategically important to our growing presence in the marine and defense markets,” said Brian Powers, CEO of Crawford United. “These acquisitions will expand our offerings and diversify our customer base in these important market segments,” he added.

The acquisitions are expected to add approximately $5 million in annualized revenue to Crawford United and be immediately accretive to earnings.

About Crawford United Corporation. Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements. This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based upon management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by such forward looking statements. These uncertainties and factors include the Company’s ability to successfully integrate acquisitions, and manage the larger operations of the combined businesses, the Company’s dependence upon a limited number of customers in the aerospace industry, the highly competitive industry in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, the Company’s ability to capitalize on market opportunities in certain sectors, the Company’s ability to obtain cost effective financing and the Company’s ability to satisfy obligations under its financing arrangements, statements related to the expected effects on the Company’s business of the COVID-19 pandemic, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company’s products, actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions and any re-imposed public health measures or tightened public health restrictions in response to any increased spread of new strains of COVID-19 in the Company’s markets, the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity, the pace of recovery when the COVID-19 pandemic subsides, efforts made to combat COVID-19, including vaccine development and distribution, general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, as well as the risks described from time to time in the Company’s reports as filed with the Securities and Exchange Commission. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Brian E. Powers

Chief Executive Officer

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

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